HAMILTON LANE INCORPORATED REPORTS STRONG FOURTH FISCAL QUARTER AND FISCAL YEAR 2022 RESULTS, WITH MANAGEMENT & ADVISORY FEES GROWING BY 9% AND ASSETS UNDER MANAGEMENT GROWING BY 21% YEAR-OVER-YEAR

CONSHOHOCKEN, PENN. – May 26, 2022 – Leading private markets asset management firm Hamilton Lane Incorporated (NASDAQ: HLNE) today reported its results for the fourth fiscal quarter and full fiscal year ended March 31, 2022.

FISCAL YEAR 2022 HIGHLIGHTS

•Assets under management – Total assets under management of $106.4 billion grew 21% year-over-year. Fee-earning assets under management increased 17% to $49.1 billion over the same period.

•Revenue – Management and advisory fees increased 9% to $314.2 million for fiscal 2022.

•Carried Interest – Unrealized carried interest balance of $1.2 billion was up 84% year-over-year.

•Earnings per share – GAAP EPS of $3.98 on $146.0 million of GAAP net income for fiscal 2022.

•Dividend – Declared a quarterly dividend of $0.40 per share of Class A common stock to record holders at the close of business on June 15, 2022 that will be paid on July 7, 2022. The target full-year dividend of $1.60 represents a 14% increase from the prior fiscal year dividend.

Hamilton Lane issued a full detailed presentation of its fourth quarter and full fiscal year 2022 results, which can be accessed by clicking here.

Hamilton Lane CEO Mario Giannini commented: “Against a backdrop of economic uncertainty, we remain focused on delivering results for our clients and shareholders. We executed well across all business lines and concluded fiscal year 2022 on solid footing and with strong momentum, providing a firm foundation from which to operate as we enter our next fiscal year.”

Conference Call
Hamilton Lane will discuss fourth quarter and full fiscal year 2022 results in a webcast and conference call today, Thursday, May 26, 2022, at 11:00 a.m. Eastern Time. The call will be broadcast live via a webcast, which may be accessed on the Shareholders page of Hamilton Lane’s website.

To listen to the conference call and in order to ask questions, attendees may pre-register by clicking here and using the conference ID 6058528. After registration,

attendees will receive an email with dial-in details. Anyone experiencing trouble accessing the call in this manner may dial (888) 869-1189 or (706) 643-5902 for assistance.

A replay of the webcast will be available approximately two hours after the live broadcast for a period of one year and can be accessed in the same manner as the live webcast at the Shareholders page of Hamilton Lane’s website.

About Hamilton Lane
Hamilton Lane (NASDAQ: HLNE) is a leading private markets investment management firm providing innovative solutions to institutional and private wealth investors around the world. Dedicated exclusively to private markets investing for 30 years, the firm currently employs approximately 530 professionals operating in offices throughout North America, Europe, Asia Pacific and the Middle East. Hamilton Lane has $901.1 billion in assets under management and supervision, composed of approximately $106.4 billion in discretionary assets and approximately $794.7 billion in advisory assets, as of March 31, 2022. Hamilton Lane specializes in building flexible investment programs that provide clients access to the full spectrum of private markets strategies, sectors and geographies. For more information, please visit www.hamiltonlane.com or follow Hamilton Lane on Twitter: @hamilton_lane.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as “will,” “expect,” “believe,” “estimate,” “continue,” “anticipate,” “intend,” “plan” and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management’s current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses.

The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks that we face, you should refer to the

“Risk Factors” detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as amended, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law.

Investor Contact
John Oh
joh@hamiltonlane.com
+1 610 617 6026

Media Contact
Kate McGann
kmcgann@hamiltonlane.com
+1 240 888 4078

1Hamilton Lane l Global Leader in the Private Markets Fiscal Year 2022 Fourth Quarter and Full Year Results Earnings Presentation - May 26, 2022

2Hamilton Lane l Global Leader in the Private Markets Today's Speakers Erik Hirsch Vice Chairman Mario Giannini Chief Executive Officer Atul Varma Chief Financial Officer John Oh Investor Relations Manager

3Hamilton Lane l Global Leader in the Private Markets Period Highlights Business Performance Financial Results Dividend • Assets under management and fee-earning assets under management were approximately $106 billion and $49 billion, respectively, as of March 31, 2022, increases of 21% and 17%, respectively, compared to March 31, 2021 • Management and advisory fees increased 9% compared to fiscal 2021 USD in millions except per share amounts Q4 FY22 FY22 vs. FY21 Management and advisory fees $84.6 $314.2 9 % GAAP net income $13.8 $146.0 49 % GAAP EPS $0.39 $3.98 42 % Adjusted net income1 $47.6 $235.4 61 % Non-GAAP EPS1 $0.89 $4.39 61 % Fee Related Earnings1 $38.0 $144.3 11 % Adjusted EBITDA1 $49.9 $183.9 9% • Declared a quarterly dividend of $0.40 per share of Class A common stock to record holders at the close of business on June 15, 2022 1Adjusted net income, non-GAAP earnings per share, Fee Related Earnings and Adjusted EBITDA are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation.

4Hamilton Lane l Global Leader in the Private Markets CAGR: 21% Total Assets Under Management/Advisement ($B) Total AUA Total AUM 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 3/31/22 $0 $200 $400 $600 $800 $1,000 Y-o-Y Growth AUM: 21% AUA: 26% $901B AUM & AUA Growing Asset Footprint & Influence 1Data as of calendar year end 12/31 unless otherwise noted. Numbers may not tie due to rounding. 1 $6 $7 $11 $13 $16 $19 $22 $24 $30 $32 $35 $40 $50 $59 $66 $76 $98 $106 $36 $51 $77 $79 $95 $81 $129 $147 $147 $189 $205 $292 $374 $410 $422 $581 $753 $795

5Hamilton Lane l Global Leader in the Private Markets $21 $22 $25 $26 $31 $10 $11 $14 $16 $18 Customized Separate Accounts Specialized Funds Mar-18 Mar-19 Mar-20 Mar-21 Mar-22 $0 $10 $20 $30 $40 $50 $60 Total Fee-Earning Assets Under Management ($B) Fee-Earning AUM growth continues and annual fee rates are stable CAGR: 12% Total Management Fee Revenues as a % of Average FEAUM Fee-Earning AUM Driving Revenues Y-o-Y Drivers of Growth Customized Separate Accounts: • New client wins • Client re-ups Specialized Funds: • Fundraising 5th direct equity fund, 6th secondary fund, 7th credit-oriented fund and evergreen funds .55% .56% .60% .56% *Numbers may not tie due to rounding $31 $34 $39 $42 $49

6Hamilton Lane l Global Leader in the Private Markets AUM & AUA Drivers Customized Separate Accounts Specialized Funds Advisory Services Diverse mix of existing and prospective clients seeking to further or establish relationships with Hamilton Lane Select funds in market: • Direct equity fund • Secondary fund • Credit-oriented fund • Evergreen fund • Infrastructure fund • Impact fund Typically larger clients with wide- ranging mandates which include technology-driven reporting, monitoring and analytics services and consulting services; opportunity set continues to be robust • $5.3B year-over-year increase in FEAUM • +80% of our gross contributions during the last 12 months came from existing clients • $1.9B year-over-year increase in FEAUM • Closings during Q4 FY22: ◦ Direct equity fund: $306M • $164B year-over-year increase in AUA AUM AUA

7Hamilton Lane l Global Leader in the Private Markets Financial Highlights

Consolidated Revenue

Strong revenue growth across management and advisory fees

Management and Advisory Fees


YTD
Y-o-Y Growth: 9%
USD in Millions
$289
$314
FY21
FY22


Long-Term Growth
CAGR: 13%
USD in Millions
$173
$314
FY17
FY22

- Recurring management and advisory fees represented an average of 85% of total revenues over the past five fiscal years
- $18.2M in retroactive fees from our latest secondary fund in the prior year
- $1.4M in retroactive fees from our latest direct equity fund in the quarter

Incentive Fees


YTD
Y-o-Y Growth: 3%
USD in Millions
$52
$54
FY21
FY22


Long-Term Growth
CAGR: 50%
USD in Millions
$7
$54
FY17
FY22

- Incentive fees derived from a highly diversified pool of assets and funds
- Allocated carried interest of $1,191M as of 3/31/22 diversified across 3,000+ assets and over 90 funds
- Timing of realizations unpredictable

Total Revenues


YTD
Y-o-Y Growth: 8%
USD in Millions
$342
$368
FY21
FY22


Long-Term Growth
CAGR: 15%
USD in Millions
$180
$368
FY17
FY22

- Total revenues increased by 8%, driven by growth across recurring management and advisory fee core offerings

Hamilton Lane I Global Leader in the Private Markets

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9Hamilton Lane l Global Leader in the Private Markets Unrealized Carried Interest Period Ending Ve hi cl es USD in M illions Unrealized Carried Interest $441 $649 $1,191 65 78 92 Unrealized Carried Interest Vehicles in Unrealized Carry Position Mar-20 Mar-21 Mar-22 0 20 40 60 80 100 $0 $250 $500 $750 $1,000 $1,250 $1,500 Unrealized Carry by Age < 5 years 48% 5-8 years 29% 8-12 years 20% > 12 years 3%

Consolidated Earnings

Profitability stable and growing

Net Income Attributable to HLI


YTD
Y-o-Y Growth: 49%
USD in Millions
$98
$146
FY21
FY22


Long-Term Growth
USD in Millions
$1[1]
$146
FY17
FY22

- $146M in net income attributable to HLI for FY22
- $14M in net income attributable to HLI for the quarter

Adjusted EBITDA[2]


YTD
Y-o-Y Growth: 9%
USD in Millions
$168
$184
FY21
FY22


Long-Term Growth
CAGR: 17%
USD in Millions
$83
$184
FY17
FY22

- Y-o-Y increase of 9% driven by growth in management and advisory fees

Fee Related Earnings[2]


YTD
Y-o-Y Growth: 11%
USD in Millions
$130
$144
FY21
FY22


Long-Term Growth
CAGR: 15%
USD in Millions
$72
$144
FY17
FY21

- Y-o-Y growth of 11%
- Long-term double digit growth in Fee Related Earnings

[1]Prior to our IPO in March 2017, HLI was a wholly-owned subsidiary of HLA with no operations or assets.
[2]Adjusted EBITDA and Fee Related Earnings are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see pages 20 and 21 of this presentation.

Hamilton Lane I Global Leader in the Private Markets
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11Hamilton Lane l Global Leader in the Private Markets Other Key Items Strong balance sheet with investments in our own products and a modest amount of leverage... US D in M ill io ns Investments $120 $137 $154 $208 $374 $514 Mar-17 Mar-18 Mar-19 Mar-20 Mar-21 Mar-22 $0 $150 $300 $450 $600 • For 3/31/22, the total investment balance consisted of: ◦ ~$336M in equity method investments in our funds ◦ ~$178M in technology related and other investments • Modest leverage • $171M of debt as of 3/31/22 US D in M ill io ns Leverage $75 $163 $171 Mar-20 Mar-21 Mar-22 $0 $50 $100 $150 $200

12Hamilton Lane l Global Leader in the Private Markets Appendix

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	% Change	Year Ended March 31, 2021	Year Ended March 31, 2022	% Change
Revenues						
Management and advisory fees	$80,531	$84,575	5%	$289,444	$314,228	9 %
Incentive fees	18,622	13,916	(25)%	31,134	48,133	55 %
Consolidated variable interest entities related:						
Incentive fees	3,724	2,409	(35)%	21,057	5,558	(74)%
Total revenues	**102,877**	**100,900**	**(2)%**	**341,635**	**367,919**	**8 %**
Expenses						
Compensation and benefits	42,405	35,137	(17)%	136,319	129,165	(5)%
General, administrative and other	14,232	19,298	36 %	49,210	68,040	38 %
Consolidated variable interest entities related:						
General, administrative and other	378	198	(48)%	378	1,150	204 %
Total expenses	**57,015**	**54,633**	**(4)%**	**185,907**	**198,355**	**7 %**
Other income (expense)						
Equity in income of investees	21,452	18,632	(13)%	32,389	78,813	143 %
Interest expense	(596)	(1,146)	92 %	(2,044)	(4,634)	127 %
Interest income	901	12	(99)%	1,676	500	(70)%
Non-operating (loss) income	(935)	(1,031)	10 %	5,894	64,469	994 %
Consolidated variable interest entities related:						
Equity in income (loss) of investees	115	313	172 %	(2,123)	483	(123)%
Unrealized gains	2,141	3,418	60 %	2,141	4,485	109 %
Interest expense	(459)	—	N/A	(459)	(4)	(99)%
Total other income (expense)	**22,619**	**20,198**	**(11)%**	**37,474**	**144,112**	**285 %**
Income before income taxes	**68,481**	**66,465**	**(3)%**	**193,202**	**313,676**	**62 %**
Income tax expense	3,895	28,908	642 %	24,417	66,423	172 %
Net income	**64,586**	**37,557**	**(42)%**	**168,785**	**247,253**	**46 %**
Less: Income (loss) attributable to non-controlling interests in general partnerships	96	209	118 %	(250)	376	(250)%
Less: Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	23,437	19,699	(16)%	69,720	96,548	38 %
Less: Income attributable to non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	1,293	3,824	196 %	1,293	4,343	236 %
Net income attributable to Hamilton Lane Incorporated	**$39,760**	**$13,825**	**(65)%**	**$98,022**	**$145,986**	**49 %**
Basic earnings per share of Class A common stock	$1.01	$0.39		$2.82	$4.02	
Diluted earnings per share of Class A Common stock	$1.00	$0.39		$2.81	$3.98	
Weighted-average shares of Class A common stock outstanding - basic	34,938,487	36,926,014		33,152,318	36,511,507	
Weighted-average shares of Class A common stock outstanding - diluted	35,185,882	37,035,108		33,362,365	53,674,293	

Hamilton Lane I Global Leader in the Private Markets

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Non-GAAP Financial Measures

(Dollars in thousands except share and per share amounts)	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	% Change	Year Ended March 31, 2021	Year Ended March 31, 2022	% Change
Adjusted EBITDA[1]						
Management and advisory fees	$80,531	$84,575	5 %	$289,444	$314,228	9 %
Total expenses	57,015	54,633	(4)%	185,907	198,355	7 %
Less:						
Incentive fee related compensation[2]	(10,610)	(7,710)	(27)%	(24,438)	(25,395)	4 %
SPAC related compensation	(1,686)	—	N/A	(1,686)	—	N/A
SPAC related general, administrative and other expenses	(378)	(308)	(19)%	(378)	(1,176)	211 %
Non-operating income related compensation	—	(20)	N/A	—	(1,810)	N/A
Management fee related expenses	44,341	46,595	5 %	159,405	169,974	7 %
Fee Related Earnings	**$36,191**	**$37,980**	**5 %**	**$130,039**	**$144,254**	**11 %**
Fee Related Earnings Margin	**45 %**	**45 %**		**45 %**	**46 %**	
Incentive fees	22,346	16,325	(27)%	52,191	53,691	3 %
Incentive fees attributable to non-controlling interests	(21)	(94)	348 %	(756)	(228)	(70)%
Incentive fee related compensation[2]	(10,610)	(7,710)	(27)%	(24,438)	(25,395)	4 %
Non-operating income related compensation	—	(20)	N/A	—	(1,810)	N/A
SPAC related compensation	(1,686)	—	N/A	(1,686)	—	N/A
Interest income	901	12	(99)%	1,676	500	(70)%
Equity-based compensation	1,769	1,698	(4)%	7,079	7,404	5 %
Depreciation and amortization	1,152	1,751	52 %	4,134	5,495	33 %
Adjusted EBITDA	**50,042**	**49,942**	**0 %**	**168,239**	**183,911**	**9 %**
Adjusted EBITDA margin	**49 %**	**49 %**		**49 %**	**50 %**	
Non-GAAP earnings per share[1]						
Net income attributable to Hamilton Lane Incorporated	**$39,760**	**$13,825**	**(65)%**	**$98,022**	**$145,986**	**49 %**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	23,437	19,699	(16%)	69,720	96,548	38 %
Income tax expense	3,895	28,908	642%	24,417	66,423	172 %
Adjusted pre-tax net income	**67,092**	**62,432**	**(7%)**	**192,159**	**308,957**	**61 %**
Adjusted income taxes[3]	(16,093)	(14,859)	(8%)	(45,734)	(73,532)	61 %
Adjusted net income	**$50,999**	**$47,573**	**(7%)**	**$146,425**	**$235,425**	**61 %**
Adjusted shares outstanding[4]	**53,675,223**	**53,710,942**		**53,602,400**	**53,674,293**	
Non-GAAP earnings per share	**$0.95**	**$0.89**	**(6)%**	**$2.73**	**$4.39**	**61 %**

[1] Adjusted EBITDA and non-GAAP earnings per share are non-GAAP financial measures. For the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures, see page 20.
[2] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation.
[3] For the years ended March 31, 2021 and 2022, represents corporate income taxes at our estimated statutory tax rate of 23.8% applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%.
[4] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement.

Hamilton Lane I Global Leader in the Private Markets

14

15Hamilton Lane l Global Leader in the Private Markets Management and Advisory Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2021 2022 % Change 2021 2022 % Change Management and advisory fees Specialized funds $45,920 $42,144 (8) % $148,023 $150,079 1 % Customized separate accounts 23,363 27,813 19% 93,963 103,229 10 % Advisory 6,511 6,191 (5) % 26,439 24,972 (6) % Reporting and other 3,041 6,344 109% 11,134 23,327 110 % Distribution management 1,410 1,153 (18) % 6,701 10,466 56 % Fund reimbursement revenue 286 930 225% 3,184 2,155 (32) % Total management and advisory fees $80,531 $84,575 5% $289,444 $314,228 9 % Reporting and other: 11% Customized separate accounts: 33% Specialized funds: 48% Advisory: 8% Year Ended March 31, 2022

16Hamilton Lane l Global Leader in the Private Markets Incentive Fees Three Months Ended March 31, Year Ended March 31, (Dollars in thousands) 2021 2022 % Change 2021 2022 % Change Incentive fees Secondary Fund II $264 $0 (100) % $1,183 $239 (80) % Co-investment Fund II 20 2,410 11,950% 17,354 5,558 (68) % Other specialized funds 9,088 6,428 (29) % 15,761 30,093 91 % Customized separate accounts 12,974 7,487 (42) % 17,893 17,801 (1) % Incentive fees $22,346 $16,325 (27) % $52,191 $53,691 3 % As of March 31, 2021 December 31, 2021 March 31, 2022 YoY % Change QoQ % Change Unrecognized carried interest Secondary Fund II $1,020 $638 $470 (54) % (26) % Secondary Fund III 35,088 32,839 33,514 (4) % 2 % Secondary Fund IV 94,056 150,561 156,123 66% 4 % Secondary Fund V 36,723 115,378 151,362 312% 31 % Co-investment Fund II 21,767 18,352 16,754 (23) % (9) % Co-investment Fund III 88,229 108,072 114,057 29% 6 % Co-investment Fund IV 37,671 131,001 149,615 297% 14 % Equity Opportunities Fund V — — 4,658 N/A N/A Other specialized funds 125,312 172,382 198,714 59% 15 % Customized separate accounts 208,906 335,207 365,798 75% 9 % Total unrecognized carried interest $648,772 $1,064,430 $1,191,065 84% 12%

17Hamilton Lane l Global Leader in the Private Markets Assets Under Management (Dollars in millions) March 31, 2021 December 31, 2021 March 31, 2022 YoY % Change QoQ % Change Assets under management / advisement Assets under management $87,816 $98,131 $106,382 21% 8 % Assets under advisement 630,740 752,917 794,732 26% 6 % Total assets under management /advisement $718,556 $851,048 $901,114 25% 6 % Fee-earning assets under management Customized separate accounts Balance, beginning of period $25,026 $27,390 $28,364 13% 4 % Contributions 2,330 1,540 3,995 71% 159 % Distributions (1,936) (719) (1,441) (26) % 100 % Foreign exchange, market value and other 244 153 20 (92) % (87) % Balance, end of period $25,664 $28,364 $30,938 21% 9 % Specialized funds Balance, beginning of period $15,167 $17,243 $17,705 17% 3 % Contributions 1,361 770 1,452 7% 89 % Distributions (211) (384) (989) 369% 158 % Foreign exchange, market value and other 24 76 25 4% (67) % Balance, end of period $16,341 $17,705 $18,193 11% 3 % Total Balance, beginning of period $40,193 $44,633 $46,069 15% 3 % Contributions 3,691 2,310 5,447 48% 136 % Distributions (2,147) (1,103) (2,430) 13% 120 % Foreign exchange, market value and other 268 229 45 (83) % (80) % Balance, end of period $42,005 $46,069 $49,131 17% 7%

18Hamilton Lane l Global Leader in the Private Markets Condensed Consolidated Balance Sheets (Unaudited) (Dollars in thousands) March 31, 2021 March 31, 2022 Assets Cash and cash equivalents $87,025 $72,138 Restricted cash 3,041 4,023 Fees receivable 29,202 51,869 Prepaid expenses 6,143 6,858 Due from related parties 2,495 1,872 Furniture, fixtures and equipment, net 23,308 28,842 Lease right-of-use assets, net 64,384 65,636 Investments 368,836 503,789 Deferred income taxes 251,949 245,046 Other assets 17,821 28,162 Assets of consolidated variable interest entities: Cash and cash equivalents 311 36 Investments held in trust 276,003 276,016 Investments 4,787 10,036 Other assets 1,214 623 Total assets $1,136,519 $1,294,946 Liabilities, redeemable non-controlling interests and equity Accounts payable $2,173 $2,827 Accrued compensation and benefits 29,415 20,117 Accrued members' distributions 16,877 27,119 Accrued dividend 11,201 12,947 Debt 163,175 171,326 Payable to related parties pursuant to tax receivable agreement 194,764 180,536 Lease liabilities 75,281 82,244 Other liabilities (includes $17,381 and $13,818 at fair value) 36,122 47,669 Liabilities of consolidated variable interest entities: Other liabilities 17,310 12,675 Total liabilities $546,318 $557,460 Redeemable non-controlling interests 276,000 276,000 Total equity 314,201 461,486 Total liabilities, redeemable non-controlling interests and equity $1,136,519 $1,294,946

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)	Year Ended March 31, 2020	2021	2022
Operating activities			
Net income	$126,776	$168,785	$247,253
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and amortization	3,291	4,134	5,495
Change in deferred income taxes	7,929	7,027	23,944
Change in payable to related parties pursuant to tax receivable agreement	(346)	897	(5,332)
Equity-based compensation	7,183	7,079	7,404
Equity in income of investees	(20,731)	(32,389)	(78,813)
Gain on sale of investments valued under the measurement alternative	(4,973)	–	(11,936)
Fair value adjustment to investment valued at the measurement alternative	(1,507)	(6,229)	(47,487)
Proceeds received from partnerships	12,761	784	46,817
Non-cash lease expense	4,643	7,376	9,890
Other	789	1,571	(815)
Changes in operating assets and liabilities	(19,923)	33,512	(22,370)
Consolidated variable interest entities related	481	(4,389)	(4,527)
Net cash provided by operating activities	**$116,373**	**$188,158**	**$169,523**
Investing activities			
Purchase of furniture, fixtures and equipment	$(1,978)	$(18,637)	$(8,526)
Purchase of investments valued under the measurement alternative	(3,967)	(90,500)	(18,997)
Distributions received from investments valued under the measurement alternative	–	3,072	12,739
Proceeds from sales of investments valued under the measurement alternative	6,419	–	12,623
Acquisition of business	–	–	(10,096)
Purchase of intangible assets	(4,172)	(1,000)	–
Loan to investee	(157)	–	–
Distributions received from partnerships	7,687	31,195	15,010
Contributions to investments	(53,732)	(69,911)	(73,240)
Consolidated variable interest entities related:			
Purchase of investments held in trust	–	(276,000)	–
Net cash used in investing activities	**$(49,900)**	**$(421,781)**	**$(70,487)**
Financing activities			
Proceeds from offering	$147,122	$473,339	$73,833
Purchase of membership interests	(147,122)	(473,339)	(73,833)
Repayments of long term debt	(71,250)	(1,406)	(1,840)
Borrowings of debt, net of deferred financing costs	74,765	75,000	25,000
Drawdown of revolver	15,000	15,000	–
Repayment of revolver	(15,000)	–	(15,000)
Secured financing	15,750	–	–
Repurchase of Class B common stock	(2)	(5)	(1)
Repurchase of Class A common stock for employee tax withholding	(5,881)	(6,019)	(3,485)
Proceeds received from issuance of shares under employee stock plans	1,244	1,447	1,860
Payments to related parties pursuant to the tax receivable agreement	(1,952)	(6,894)	(23,170)
Dividends paid	(29,067)	(39,676)	(49,630)
Members' distributions paid	(47,368)	(34,368)	(47,711)
Consolidated variable interest entities related	(948)	267,581	836
Other	–	–	(75)
Net cash (used in) provided by financing activities	**$(64,709)**	**$270,660**	**$(113,216)**
Effect of exchange rate changes on cash and cash equivalents	(144)	130	–
Increase in cash, cash equivalents, and restricted cash	1,620	37,167	(14,180)
Cash, cash equivalents, and restricted cash at beginning of year	**51,590**	**53,210**	**90,377**
Cash, cash equivalents, and restricted cash at end of year	**$53,210**	**$90,377**	**$76,197**

Hamilton Lane I Global Leader in the Private Markets

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Non-GAAP Reconciliation

Reconciliation from Net Income

(Dollars in thousands)	Year Ended March 31, 2017	Year Ended March 31, 2022	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2022
Net income attributable to Hamilton Lane Incorporated	**$612**	**$145,986**	**$39,760**	**$13,825**	**$98,022**	**$145,986**
Income (loss) attributable to non-controlling interests in general partnerships	1,192	376	96	209	(250)	376
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	72,634	96,548	23,437	19,699	69,720	96,548
Income attributable to non-controlling interests in Hamilton Lane Alliance Holdings I, Inc.	–	4,343	1,293	3,824	1,293	4,343
Incentive fees	(7,146)	(53,691)	(22,346)	(16,325)	(52,191)	(53,691)
Incentive fee related compensation[1]	3,283	25,395	10,610	7,710	24,438	25,395
SPAC related compensation	–	–	1,686	–	1,686	–
SPAC related general, administrative and other expenses	–	1,176	378	308	378	1,176
Non-operating income related compensation	–	1,810	–	20	–	1,810
Interest income	(320)	(500)	(901)	(12)	(1,676)	(500)
Interest expense	14,565	4,638	1,055	1,146	2,503	4,638
Income tax expense	316	66,423	3,895	28,908	24,417	66,423
Equity in income of investees	(12,801)	(79,296)	(21,567)	(18,945)	(30,266)	(79,296)
Non-operating income	(83)	(68,954)	(1,205)	(2,387)	(8,035)	(68,954)
Fee Related Earnings	**$72,252**	**$144,254**	**$36,191**	**$37,980**	**$130,039**	**$144,254**
Depreciation and amortization	1,915	5,495	1,152	1,751	4,134	5,495
Equity-based compensation	4,681	7,404	1,769	1,698	7,079	7,404
Incentive fees	7,146	53,691	22,346	16,325	52,191	53,691
Incentive fees attributable to non-controlling interests	–	(228)	(21)	(94)	(756)	(228)
Incentive fee related compensation[1]	(3,283)	(25,395)	(10,610)	(7,710)	(24,438)	(25,395)
SPAC related compensation	–	–	(1,686)	–	(1,686)	–
Non-operating income related compensation	–	(1,810)	–	(20)	–	(1,810)
Interest income	320	500	901	12	1,676	500
Adjusted EBITDA	**$83,031**	**$183,911**	**$50,042**	**$49,942**	**$168,239**	**$183,911**

Non-GAAP earnings per share reconciliation

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2022	Year Ended March 31, 2021	Year Ended March 31, 2022
Net income attributable to Hamilton Lane Incorporated	**$39,760**	**$13,825**	**$98,022**	**$145,986**
Income attributable to non-controlling interests in Hamilton Lane Advisors, L.L.C.	23,437	19,699	69,720	96,548
Income tax expense	3,895	28,908	24,417	66,423
Adjusted pre-tax net income	**67,092**	**62,432**	**192,159**	**308,957**
Adjusted income taxes[2]	(16,093)	(14,859)	(45,734)	(73,532)
Adjusted net income	**$50,999**	**$47,573**	**$146,425**	**$235,425**
Weighted-average shares of Class A common stock outstanding - diluted	35,185,882	37,035,108	33,362,365	53,674,293
Exchange of Class B and Class C units in HLA[3]	18,489,341	16,675,834	20,240,035	–
Adjusted shares outstanding	**53,675,223**	**53,710,942**	**53,602,400**	**53,674,293**
Non-GAAP earnings per share	**$0.95**	**$0.89**	**$2.73**	**$4.39**

[1] Incentive fee related compensation includes incentive fee compensation expense, bonus and other revenue sharing related to carried interest that is classified as base compensation.

[2] For the years ended March 31, 2021 and 2022, represents corporate income taxes at our estimated statutory tax rate of 23.8% applied to adjusted pre-tax net income. The 23.8% is based on a federal tax statutory rate of 21.0% and a combined state income tax rate net of federal benefits of 2.8%.

[3] Assumes the full exchange of Class B and Class C units in HLA for Class A common stock of HLI pursuant to the exchange agreement. For the year ended March 31, 2022, the full exchange of Class B and Class C units is already included within the GAAP Weighted-average shares of Class A common stock outstanding - diluted.

Hamilton Lane I Global Leader in the Private Markets

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21Hamilton Lane l Global Leader in the Private Markets Terms Adjusted EBITDA is an internal measure of profitability. We believe Adjusted EBITDA is useful to investors because it enables them to better evaluate the performance of our core business across reporting periods. Adjusted EBITDA represents net income excluding (a) interest expense on our outstanding debt, (b) income tax expense, (c) depreciation and amortization expense, (d) equity-based compensation expense, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. Fee Related Earnings ("FRE") is used to highlight earnings from recurring management fees. FRE represents net income excluding (a) incentive fees and related compensation, (b) interest income and expense, (c) income tax expense, (d) equity in income of investees, (e) other non-operating income and (f) certain other significant items that we believe are not indicative of our core performance. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business. FRE is presented before income taxes. Non-GAAP earnings per share measures our per-share earnings excluding certain significant items that we believe are not indicative of our core performance and assuming all Class B and Class C units in HLA were exchanged for Class A common stock in HLI. Non-GAAP earnings per share is calculated as adjusted net income divided by adjusted shares outstanding. Adjusted net income is income before taxes fully taxed at our estimated statutory tax rate and excludes any impact of changes in carrying amount of our redeemable non-controlling interest. We believe adjusted net income and non-GAAP earnings per share are useful to investors because they enable them to better evaluate total and per-share operating performance across reporting periods. Our assets under management ("AUM"), as presented in these materials, comprise the assets associated with our customized separate accounts and specialized funds. AUM does not include the assets associated with our distribution management services. We classify assets as AUM if we have full discretion over the investment decisions in an account. We calculate our AUM as the sum of: (1) the net asset value of our clients' and funds' underlying investments; (2) the unfunded commitments to our clients' and funds' underlying investments; and (3) the amounts authorized for us to invest on behalf of our clients and fund investors but not committed to an underlying investment. Management fee revenue is based on a variety of factors and is not linearly correlated with AUM. However, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our assets under advisement ("AUA") comprise assets from clients for which we do not have full discretion to make investments in their account. We generally earn revenue on a fixed fee basis on our AUA client accounts for services including asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments and investment manager review and due diligence. Advisory fees vary by client based on the amount of annual commitments, services provided and other factors. Since we earn annual fixed fees from the majority of our AUA clients, the growth in AUA from existing accounts does not have a material impact on our revenues. However, we view AUA growth as a meaningful benefit in terms of the amount of data we are able to collect and the degree of influence we have with fund managers. Fee-earning assets under management (Fee-earning "AUM" or "FEAUM") is a metric we use to measure the assets from which we earn management fees. Our fee-earning AUM comprise assets in our customized separate accounts and specialized funds from which we derive management fees that are generally derived from applying a certain percentage to the appropriate fee base. We classify customized separate account revenue as management fees if the client is charged an asset-based fee, which includes the majority of our discretionary AUM accounts but also includes certain non-discretionary AUA accounts. Our fee-earning AUM is equal to the amount of capital commitments, net invested capital and net asset value of our customized separate accounts and specialized funds depending on the fee terms. Substantially all of our customized separate accounts and specialized funds earn fees based on commitments or net invested capital, which are not affected by market appreciation or depreciation. Therefore, revenues and fee-earning AUM are not significantly affected by changes in market value. Our calculations of fee-earning AUM may differ from the calculations of other asset managers, and as a result, this measure may not be comparable to similar measures presented by other asset managers. Our definition of fee-earning AUM is not based on any definition that is set forth in the agreements governing the customized separate accounts or specialized funds that we manage. Hamilton Lane Incorporated (or "HLI"), a Delaware corporation, was formed for the purpose of completing an initial public offering ("IPO") and related transactions in order to carry on the business of Hamilton Lane Advisors, L.L.C. ("HLA") as a publicly-traded entity. As of the closing of our IPO on March 6, 2017, HLI became the sole managing member of HLA.

22Hamilton Lane l Global Leader in the Private Markets Disclosures Some of the statements in this presentation may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Words such as "will", "expect", "believe", "estimate", "continue", "anticipate", "intend", "plan", and similar expressions are intended to identify these forward-looking statements. Forward-looking statements discuss management's current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. All forward-looking statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different, including risks relating to: our ability to manage growth, fund performance, competition in our industry, changes in our regulatory environment and tax status; market conditions generally; our ability to access suitable investment opportunities for our clients; our ability to maintain our fee structure; our ability to attract and retain key employees; our ability to manage our obligations under our debt agreements; defaults by clients and third-party investors on their obligations to fund commitments; our ability to comply with investment guidelines set by our clients; our ability to successfully integrate acquired businesses with ours; our ability to manage risks associated with pursuing new lines of business or entering into strategic partnerships; our ability to manage, identify and anticipate risks we face; our ability to manage the effects of events outside of our control; and our ability to receive distributions from Hamilton Lane Advisors, L.L.C. to fund our payment of dividends, taxes and other expenses. The foregoing list of factors is not exhaustive. For more information regarding these risks and uncertainties as well as additional risks we face, you should refer to the "Risk Factors" detailed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, as amended, and in our subsequent reports filed from time to time with the Securities and Exchange Commission. The forward-looking statements included in this presentation are made only as of the date presented. We undertake no obligation to update or revise any forward-looking statement as a result of new information or future events, except as otherwise required by law. Values appearing in this presentation that are whole numbers are rounded approximations. As of May 26, 2022